Exhibit 99.1

DecisionPoint Systems CEO, Nicholas Toms, Resigns

IRVINE, CA (August 15, 2014) … DecisionPoint™ Systems, Inc. (OTCQB: DPSI and OTCQB: DPSIP), a leading provider and integrator of Enterprise Mobility and Wireless Applications, announced today that Chief Executive Officer Nicholas Toms, 66, tendered his resignation today, effective immediately.  The Board accepted his resignation from management, as well as from the Board of Directors.

Chairman Lawrence Yelin said, “We wish Nic Toms well, and thank him for all the work he has done at DecisionPoint over the years.”

Mr Yelin said that a search for a new CEO is underway.  Dan Romanello is the Company’s Acting CEO during the search period.

About DecisionPoint™ Systems, Inc.
DecisionPoint Systems, Inc. delivers improved productivity and operational advantages to its clients by helping them move their business decision points closer to their customers.  They do this by making enterprise software applications accessible to the front-line worker anytime, anywhere.  DecisionPoint utilizes the latest wireless, mobility, and RFID technologies.

For more information on DecisionPoint Systems visit www.decisionpt.com.

Contacts:

Allen & Caron, Inc.
Rudy Barrio (investors)
r.barrio@allencaron.com
(212) 691-8087

Len Hall (media)
len@allencaron.com
(949) 474-4300